REGULATION A+ IPO March 2017 www.ADOMANIelectric.com Exhibit 13.1

This presentation incorporates information from an offering circular and contains forward-looking statements. All statements contained herein other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section of the offering circular. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this presentation may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. All references to dollar amounts in the offering summary or to use of proceeds are subject to change pending a final offering. IMPORTANT: An offering statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become qualified. These securities may not be sold nor may offers be accepted prior to the time the offering statement becomes qualified. A copy of the preliminary offering circular included in the offering statement can be accessed to this link: https://www.sec.gov/Archives/edgar/data/1563568/000119312516800412/d249922dpartiiandiii.htm. No money or other consideration is being solicited in connection this meeting and presentation, and if sent in response will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement on Form 1-A is qualified pursuant to regulation a of the securities act of 1933, as amended, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any person’s indication of interest in the meeting involves no obligation or commitment of any kind. DISCLAIMER

Issuer ADOMANI, Inc. Security Common Stock Exchange NASDAQ Capital Market Proposed Ticker Symbol ADOM Shares Outstanding Prior to Completion of Offering 65,410,928 shares of common stock Shares Offered by the Company 2,120,000 to 5,650,000 Price $4.00 - $5.00 per share Use of Proceeds Inventory ADOMANI China Additional Staffing Sales and Marketing Engineering Repayment of 9% Notes Payable Repayment of Working Capital Loans General Working Capital Lock-Up Agreement 365 day lockup for Officers, Directors and Affiliates. 180 day lockup for Investors; followed by 185 day leak out period. Underwriter Co-Underwriter Boustead Securities, LLC Network 1 Financial Securities, Inc. Expected Pricing Date April 2017 *Subject to change pending qualification date of offering statement OFFERING SUMMARY*

The offering ranges from the minimum offering size of $10.6 million up to the maximum offering size of $25 million; therefore, these numbers are illustrative only and proceeds will be used in different proportions in the event of an offering below the maximum offering amount. See the offering statement for a breakdown of use of proceeds in the event the minimum offering amount is raised. USE OF PROCEEDS $ 5,245,716 $ 4,250,000 $ 1,050,000 $ 140,000 $ 18,201,247 $ 4,255,325 $ 1,100,000 $ 1,150,000 Maximum $25.0M Raise $ 1,010,206 OFFERING SUMMARY Inventory: Finished Goods, Batteries, BMS, Cables, Connectors & Wiring, Motors Sales and Marketing Engineering TOTAL Repayment of 9% Notes Payable ADOMANI China Additional Staffing General Working Capital Repayment of Working Capital Loans

ADOMANI designs and integrates OEM-based electric-motor assembly kits for conversion installations into existing combustion powered fleets or new vehicles, and works with outside OEM partners to build/distribute new, purpose-built ZEVs. Patented electric motor assembly drivetrains that use OEM combustion engine ancillary equipment (Transmission, AC compressor, alternator, etc.) for cost savings, ease of maintenance, and make use of the current manufacturing and service infrastructure, creating a lower cost-to-entry structure for manufacturers’ conversion from ICEs to ZEVs Distribution and development of purpose-built co-developed ZEVs, including new school buses and commercial fleet vehicles ADOMANI Conversion Drivetrains ADOMANI Distributor & Co-Development Projects A global solution provider for the transition of internal combustion engine vehicles (ICE) to zero emission vehicles (ZEV) COMPANY OVERVIEW

Key Benefits Using OEM parts, our power system is not only easier to maintain, but also costs less to maintain Infrastructure already in place for necessary vehicle assembly and maintenance Highly efficient all-electric system creates lower fuel costs while maintaining performance Kit format allows for manufacturers to convert their factories from combustion vehicles to electric without changing their production line Key Features ADOMANI’s patent-protected assemblies use OEM ancillary products (air conditioning compressor, transmission, alternator, etc.) The all-electric power system is a conversion installation kit PRODUCT OVERVIEW

POST-IPO BOARD OF DIRECTORS & MANAGEMENT TEAM

		Title	Experience	Description
	Jim Reynolds	CEO, President and Board Member	40+ years	• Former CEO, President of A-Z Bus Sales, Inc., growing A-Z's sales from $46M to $120M • Former Regional Manager of Tyco Corporation • BA Pepperdine University
	Jack Perkowski	Board Member	20+ years	• Former CEO & Chairman of ASIMCO Technologies - China's first independent international automotive components manufacturer headquartered in Beijing. With sales over US$500M, ASIMCO is one of the largest producers of automotive components in China, with 9 manufacturing operations and ~800 service stations across China. • Founder and Managing Partner of JFP Holdings, Ltd. • MBA Harvard Business School
	Janet Boydell	Board Member	10+ years	• Currently Vice President for The Code Group, Inc., a staffing agency • Former CEO, A Hire Connection, Inc., professional services firm providing strategic management consulting and retained executive search services for C-Level functions, 2006 to 2015 • Previously Assistant Controller in the field of investment banking • BBA Cal Poly Pomona
	Gary W. Nettles	Board Member	25+ years	• Currently COO, CFO and Director of Allen Tel Products, Inc., supplier and manufacturer of data and telecommunication components • CPA and president of Guchereau & Nettles, accounting firm, 1987 to 2003 • Former Board Member, Cost-U-Less, Inc. • BS United States International University, San Diego, Magna Cum Laude
	Mike Menerey	CFO and Board Member	40+ years	• Former EVP, President, and COO of Mapleton Investments • Former EVP, CFO and Secretary of Falcon Communications • BA University of Michigan; CPA
	Edward Monfort	Founder, CTO	20+ years	• Former CEO of ADOMANI and the chief designer of ADOMANI's patented technology • Developed various electric vehicles, control panels, and cryogenic machines • BS Western Carolina University
	Kevin Kanning	Founder, COO	25+ years	• Served as Vice President and COO of Greentech Mining, Inc. • Previous roles with Voelker Sensors, Inc., Klever Technologies, Inc. • BS Haas School of Business, University of California Berkeley

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Best fleet vehicle candidates for ZEV conversion are those with: High initial acquisition cost Daily routes < 100 miles Stop & Go driving with high fuel consumption Vehicles of similar engine family and transmission type, allowing for economies of scale in the manufacturing of the conversion systems Re-Power Fleet Focus Models School Buses Port Vehicles Transit Vehicles Light Duty Box Trucks TARGET CUSTOMERS

Marketing Partners Policy Partners Manufacturing/Distribution Partners Manufacturing & Distribution Partners – ADOMANI has prospective relations with our manufacturing & distribution partners, who perform all manufacturing and service for ADOMANI, providing scalability, growth opportunities, and a low cost structure. Policy Partners – CalStart is a member organization that works with business, fleets, and government to develop and implement clean, efficient transportation solutions. Marketing Partners – Supports economies, breakthrough products, behavior change campaigns to help elected leaders, the media and companies understand and affect change. PARTNERS

ORDER FULFILLMENT PROCESS

ADOMANI Conversion Drivetrains


1) Customer places order to ADOMANI, delivers vehicles to be re-purposed
ADOMANI
2) ADOMANI sends drivetrain kits and vehicles to A-Z Bus Sales
ZEV Powertrain Kit + Vehicle
3) A-Z Bus Sales installs ADOMANI kit, returns vehicles to ADOMANI
A2Z BUS SALES
4) ADOMANI performs final QA and returns newly re-purposed vehicles to customer
ADOMANI
Re-purposed ZEV Vehicle

ADOMANI "Co-Development" Drivetrains


1) Customer places order for new ZEV with Greenkraft
2) Greenkraft places order for ADOMANI ZEV drivetrain kits
Greenkraft Inc.
The Green Automotive Future
3) ADOMANI delivers EV drivetrain kits
ADOMANI
ZEV Powertrain Kit
4) Greenkraft installs kits into new ZEVs
Greenkraft Inc.
The Green Automotive Future
5) Greenkraft delivers new ZEVs to customer
Greenkraft Inc.
The Green Automotive Future

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2017 MILESTONE TIMELINE

1Q 2017

US Bus Development:
- Bluebird School Bus

US Bus Distributor Sales:
- eLion School Bus
- GreenPower Transit Bus

US Class 4-6 Development:
- GreenKraft Truck Testing

China Development:
- Design phase for 3 customers of Class 4-6 Trucks
- China assembly infrastructure development

2Q 2107

US Bus Kit Sales

US Class 4-6 Kit Sales

China Development:
- Vehicle development phase in US for 3 China customers of Class 4-6 trucks

3Q 2017

GreenKraft Truck Sales

China Delivery & Testing
China Assembly Plant Completion

4Q 2017

Bluebird School Bus Sales

China Fleet Orders

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Conversions: ADOMANI projects to fulfill ZEV conversion orders from 8 different organizations within 2017 valued over $38M USD New Vehicles: ADOMANI estimates it will fill orders for new vehicle ZEV powertrains from up to 22 different organizations within 2017 and 1H2018 valued over $85M USD Co-Development: ADOMANI is in the process of co-development of school buses and transit buses with two different business, for up to 500+ ZEV buses per year CURRENT PIPELINE OVERVIEW

Key Industry Catalyst: Volkswagen has agreed to invest $2.7 billion over 10 years in zero emissions vehicle (ZEV) infrastructure, access and awareness initiatives through the Volkswagen Settlement (VWS). ADOMANI’S POTENTIAL YEAR 1 PIPELINE IS ESTIMATED AT $275,850,000 PIPELINE DETAILS *VWS Not Identified encapsulates opportunities that could potentially arise throughout the 2017 calendar year that have not been identified as of yet through the $2.7B Volkswagen Settlement.

ADOMANI has a subsidized proposal to develop a 75,000 square foot facility in Nantong, China that will have the capacity to build and assemble over 8,000 kits per year. The proposal will be contingent upon ADOMANI receiving substantial orders to justify exercising the proposal. ADOMANI CHINA, Ltd. currently has a proposal to develop an 18,000 square foot facility in Nantong, China, to fulfill conversion kit orders within China. Allows for low cost kit assembly from local OEM suppliers A strategic shipping port city located near Shanghai In proximity to China’s largest truck and bus manufacturers Low-cost, skilled labor force with a population of 7.3M Shanghai Nantong North City High-Tech Park ADOMANI - CHINA

China accounts for approximately 60% of new electric vehicles (NEVs) sold.* China NEV market: China’s sales volume is expected to exceed 2 million units a year by 2020 Bus Market: The output escalated 313% year on year to 112,400 in 2015 Special Purpose Vehicle Market: The output soared 10.7 times year on year to 47,800 in 2015; in the first two months of 2016, the output jumped by 115.55% 95% of China's Electric Vehicle Startups Face Wipeout** Opportunity: Adjusted subsidies and permit limitations will create more opportunity for conversion ZEV kit solutions for cost savings *Source: http://www.rnrmarketresearch.com/global-and-china-electric-vehicle-bev-phev-industry-report-2016-2020-market-report.html **Source: https://www.bloomberg.com/news/articles/2016-08-28/most-of-china-s-electric-car-startups-face-wipeout-by-new-rules ADOMANI – CHINA NEV MARKET

Conversion of older fleets to ZEVs or choosing new electric vehicles significantly reduces the major air pollutants (NOx, SOx, PM2.5, PM10, VOCs, and CO) that are emitted from traditional internal combustion engines These air pollutants are linked to respiratory and cardiovascular diseases as well as premature deaths, especially in vulnerable populations like children and the elderly ZEVs directly enhance the health and well-being of drivers, passengers and, ultimately, all of those who live and work in the communities where vehicles operate Converting fleets to electric also helps providers stay compliant with current and future local, state and federal environmental and emission regulations Health and Environmental Benefits “Fueling” with electricity is less costly and the prices are more stable than traditional liquid or gaseous fuels Overall maintenance costs and hazardous waste handling costs, such as those for oil changes and disposal, can be reduced or completely eliminated Many benefits from local air district, state and federal financial incentives in the form of rebates, tax credits or carbon credits make the purchase of ZEVs cost effective Clean fleet vehicles attract customers and increase fleet revenue (mobile billboards) Financial Benefits ELECTRIC FLEET SOLUTION

Mike Menerey CFO FINANCIAL OVERVIEW

Historical and Projected Net Income (Loss) – Consolidated (USD in Thousands)     2014A 2015A 2016A 2017E 2018E Total revenue $53 $0 $68 $69,782 $309,654 Cost of goods sold $1 $0 $50 $51,131 $225,453 Research and development expense $59 $549 $37 $187 $740 Technology consulting expense $143 $135 $117 $168 $213 General and administrative expense(A) $2,059 $4,633 $9,398 $10,753 $24,693 Other expense / (income) ($23) $718 $1,151 $364 $18,096 Net income / (loss) ($2,186) ($6,035) ($10,685) $7,179 $40,459 FINANCIAL PERFORMANCE *(A) Includes stock-based compensation for 2014-2016; not projected for 2017 & 2018

Historical and Projected Revenue, EBITDA, & Operating Cash Flows – Consolidated USD in Millions 150,071% Revenue Growth 203% Revenue Growth EBITDA Margin of ~19.2% FINANCIAL PERFORMANCE 2016 A

Historical and Projected Balance Sheet – Consolidated (USD in Thousands)       2014A 2015A 2016A 2017E 2018E Cash and cash equivalents $118 $4,537 $938 $14,531 $34,816 Working capital (deficit) $101 $4,049 ($3,368) $20,704 $58,003 Total assets $169 $4,700 $3,406 $31,391 $86,456 Retained earnings / (deficit) ($4,354) ($10,389) ($21,074) ($13,895) $26,564 Total shareholders' equity / (deficit) ($198) ($846) ($2,707) $24,387 $64,846 FINANCIAL PERFORMANCE

Defensible Market Position Robust Product Design Strong Customer Relationships Scalable Operations Direct Input to/from Regulators California Trendsetting Substantial Market Need Carbon Credit Revenue Stream INVESTMENT HIGHLIGHTS

Defensible Market Position Scalable Operations Strong Customer Relationships Robust Product Design Issued / pending patents specific to OEM zero-emission drivetrain conversion Creates leadership role in emerging industry conversions Strong Differentiation – Utilize OEM ancillary products for higher ease of installation and lower cost of maintenance Strong drivetrain & design build experience Unique technologies & field-tested prototype vehicles Demonstrable performance, reliability & efficiency Already built relations w/OEM fleet management teams Well established connections and industry contacts, identified early-adopter fleet owners / managers Strong overall interest No immediate need for brick-and-mortar facilities Uses contractors that currently own / operate bus sales & service facilities for specialty vehicles Uses current manufacturing and service infrastructure for kit customers INVESTMENT HIGHLIGHTS

INVESTMENT HIGHLIGHTS

California Trendsetting

- CA at forefront of new vehicle sales & funding regarding ZEVs
- ADOMANI works within system to influence spending and RFP creation

Carbon Credit Revenue Stream

- "Carbon Credits" allow firms to buy credits to meet emission requirements
- ADOMANI will receive these credits and sell them on open marketplace
- Tesla has received $450M in ZEV credits since Q1 2013 for an average of $32M per quarter*

Direct Input to/from Regulators

- ADOMANI has & continues to build regional, state, & federal relations
- ADOMANI well positioned to win grant funding through pilot vehicle demonstrations

Substantial Market Need

- Solution for companies to easily convert fleet and new vehicles from internal combustion (ICE) to electric (ZEV) to meet air pollution mandates
- Global electric vehicle sales volume is expected to exceed 2 million units in 2019, up from 549,000 units in 2015. China currently accounts for roughly 60% of the global market**

**Source: Compiled from Tesla Quarterly Shareholder Letters, Quarter 1, 2013 through Quarter 2, 2016*

*** Source: http://www.rnrmarketresearch.com/global-and-china-electric-vehicle-bev-phev-industry-report-2016-2020-market-report.html*

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WORKING GROUP

Issuer:
ADOMANI, Inc. (a Delaware Corporation)
620 Newport Center Drive, Suite 1100
Newport Beach, CA. 92660
Jim Reynolds, CEO
jim.r@ADOMANIELECTRIC.COM
(949) 200-4613

Lead Underwriter:
Boustead Securities, LLC
6 Venture, Suite 325
Irvine, CA 92618
Dan McClory, Managing Director
dan@boustead1828.com
(949) 233-7869

Issuers Counsel:
DLA Piper LLP (US)
2000 University Ave.
East Palo Alto, CA 94303
Curtis Mo, Partner
curtis.mo@dlapiper.com
(650) 387-6977

Auditor:
Malone Bailey, LLP
9801 Westheimer Rd.
Houston, TX 77042
Matt Lourie, Audit Partner
mlourie@malone-bailey.com
(713) 343-4274

Issuer Research & Development Facility:
ADOMANI, Inc. (a Delaware Corporation)
1243 W. Trenton Ave.
Orange, CA 92867

Co-Underwriter:
Network 1 Financial Securities, Inc.
2 Bridge Avenue, Penthouse
Red Bank, NJ 07701
Damon Testaverde, Managing Director
ddtestaverde@netw1.com
(800) 886-7007

Underwriters Counsel:
Orrick, Herrington & Sutcliffe, LLP
405 Howard St.
San Francisco, CA 94105
Andrew Thorpe, Partner
athorpe@orrick.com
(415) 773-5970

Auditor Support:
Rivers & Moorehead PLLC
398 S Mill Ave #307
Tempe, AZ 85281
Steve Rivers, Managing Partner
steve.rivers@riversmoorehead.com
(602) 206-6764

Research Analyst:
TriplePoint, LLC
4 Poplar Ridge
Falmouth, ME 04105
Jesse Herrick, Founder
info@triplepoint-llc.com
(207) 671-5310

Financial Consultant:
Redwood Group International Ltd.
Room 601 Albion Plaza
TSIM Sha TSUI
2-6 Granville, Rd.
Kowloon, Hong Kong
Jim Bickel, CEO
jbic@rwgroupintl.com
(925) 736-2861

Transfer Agents:
eShares, Inc.
195 Page Mill Road, Suite 101
Palo Alto, CA 94306
(650) 669-8381

Issuer Direct Corporation
500 Permiter Park Drive, Suite D
Morrisville, NC 27560
(919) 481-4000

Proposed Ticker Symbol:
ADOM

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Issuer ADOMANI, Inc. Security Common Stock Exchange NASDAQ Capital Market Proposed Ticker Symbol ADOM Shares Outstanding Prior to Completion of Offering 65,410,928 shares of common stock Shares Offered by the Company 2,120,000 to 5,650,000 Price $4.00 - $5.00 per share Use of Proceeds Inventory ADOMANI China Additional Staffing Sales and Marketing Engineering Repayment of 9% Notes Payable Repayment of Working Capital Loans General Working Capital Lock-Up Agreement 365 day lockup for Officers, Directors and Affiliates. 180 day lockup for Investors; followed by 185 day leak out period. Underwriter Co-Underwriter Boustead Securities, LLC Network 1 Financial Securities, Inc. Expected Pricing Date April 2017 *Subject to change pending qualification date of offering statement OFFERING SUMMARY*

BACKUP SLIDES

(USD in Thousands) 2014A 2015A 2016A 2017E 2018E Total revenue $53 $0 $68 $69,782 $309,654 Cost of goods sold $1 $0 $50 $51,131 $225,453 Research and development expense $59 $549 $37 $187 $740 Technology consulting expense $143 $135 $117 $168 $213 General and administrative expense(A) $2,059 $4,633 $9,398 $10,753 $24,693 Other expense / (income) ($23) $718 $1,151 $364 $18,096 Net income / (loss) ($2,186) ($6,035) ($10,685) $7,179 $40,459 EBITDA           Expense Add-Backs Interest $65 $702 $1,148 $230 $0 Depreciation $7 $7 $13 $507 $1,020 Amortization $0 $0 $0 $0 $0 Taxes $0 $0 $3 $134 $18,096 Total Add-Backs $72 $709 $1,164 $871 $19,116 EBITDA ($2,114) ($5,326) ($9,521) $8,050 $59,575 Historical and Projected Net Income (Loss) – Consolidated FINANCIAL PERFORMANCE *(A) Includes stock-based compensation for 2014-2016; not projected for 2017 & 2018

(USD in Thousands) ASSETS 2014A 2015A 2016A 2017E 2018E Current Assets Cash and cash equivalents $118 $4,537 $938 $14,530 $34,816 Accounts receivable $0 $0 $0 $6,951 $17,786 Inventory $0 $0 $314 $6,102 $26,886 Prepaid expenses and other current assets $8 $10 $1,493 $125 $125 Total Current Assets $126 $4,547 $2,745 $27,708 $79,613 Property, Plant and Equipment, net $22 $19 $417 $3,438 $6,598 Other Assets $21 $134 $244 $245 $245 Total Assets $169 $4,700 $3,406 $31,391 $86,456 LIABILITIES AND SHAREHOLDERS' EQUITY           Current Liabilities Accounts payable $5 $5 $107 $4,068 $17,924 Accrued expenses and other current labilities $20 $425 $236 $336 $436 Notes payable $0 $0 $5,770 $0 $0 Deferred revenue $0 $68 $0 $2,600 $3,250 Total Current Liabilities $25 $498 $6,113 $7,004 $21,610 Long-term Liabilities Convertible debt $342 $5,749 $0 $0 $0 Discount on debt  $0 $701 $0 $0 $0 Total Liabilities $342 $5,048 $6,113 $7,004 $21,610 Shareholders' Equity Common stock $1 $1 $1 $1 $1 Additional Paid-in Capital $4,155 $9,542 $18,366 $38,281 $38,281 Retained earnings (deficit) ($4,354) ($10,389) ($21,074) ($13,895) $26,564 Total Shareholders' Equity ($198) ($846) ($2,707) $24,387 $64,846 Total Liabilities and Shareholders' Equity $169 $4,700 $3,406 $31,391 $86,456 Historical and Projected Balance Sheet – Consolidated BALANCE SHEET

(USD in Thousands) 2014A 2015A 2016A 2017E 2018E Cash Flows from Operating Activities Net income / (loss) ($2,186) ($6,035) ($10,685) $7,179 $40,459 Adjustments to Reconcile Net Income to Operating Cash Flows Depreciation and amortization $7 $7 $13 $507 $1,019 Non-cash interest expense $46 $424 $660 $133 $0 Stock based compensation(A) $1,549 $3,035 $7,565 $0 $0 Change in Operating Assets and Liabilities (Increase) Decrease in: Accounts receivable $0 $0 $0 ($6,951) ($10,835) Inventory $0 $0 ($314) ($5,788) ($20,784) Prepaid expenses and other current assets ($7) ($6) $60 ($379) $0 Other non-current Assets $0 $0 ($100) $988 $0 Increase (Decrease) in: Accounts payable $5 $0 $199 $3,961 $13,856 Accrued liabilities $21 $404 ($238) $100 $100 Deferred revenue ($53) $68 ($68) $2,600 $650 Net cash generated by (used in) operating activities ($618) ($2,103) ($2,908) $3,108 $24,465 Historical and Projected Operating Cash Flows – Consolidated CASH FLOW FROM OPERATIONS *(A) Not projected for 2017 & 2018

(USD in Thousands) 2014A 2015A 2016A 2017E 2018E Total revenue $53 $0 $68 $60,842 $192,654 Cost of goods sold $1 $0 $50 $44,649 $140,628 Research and development expense $59 $549 $37 $142 $448 Technology consulting expense $143 $135 $113 $100 $92 General and administrative expense(A) $2,059 $4,633 $9,332 $9,076 $16,864 Other expense / (income) ($23) $718 $1,150 $231 $13,310 Net income / (loss) ($2,186) ($6,035) ($10,614) $6,644 $21,312 EBITDA           Expense Add-Backs Interest $65 $702 $1,149 $231 $0 Depreciation $7 $7 $13 $268 $716 Amortization $0 $0 $0 $0 $0 Taxes $0 $0 $1 $0 $13,310 Total Add-Backs $72 $709 $1,162 $499 $14,026 EBITDA ($2,114) ($5,326) ($9,451) $7,143 $35,338 Historical and Projected Net Income (Loss) – United States FINANCIAL PERFORMANCE *(A) Includes stock-based compensation for 2014-2016; not projected for 2017 & 2018

(USD in Thousands) ASSETS 2014A 2015A 2016A 2017E 2018E Current Assets Cash and cash equivalents $118 $4,537 $823 $14,380 $18,174 Accounts receivable $0 $0 $0 $5,001 $15,836 Inventory $0 $0 $314 $5,330 $16,788 Prepaid expenses and other current assets $8 $10 $1,493 $125 $125 Total Current Assets $126 $4,547 $2,630 $24,836 $50,923 Property, Plant and Equipment, net $22 $19 $417 $1,446 $4,410 Other Assets $21 $134 $233 $233 $232 Total Assets $169 $4,700 $3,280 $26,515 $55,565 LIABILITIES AND SHAREHOLDERS' EQUITY           Current Liabilities Accounts payable $5 $5 $107 $3,553 $11,192 Accrued expenses and other current labilities $20 $425 $201 $301 $400 Notes payable $0 $0 $5,770 $0 $0 Deferred revenue $0 $68 $0 $0 $0 Total Current Liabilities $25 $498 $6,078 $3,854 $11,592 Long-term Liabilities Convertible debt $342 $5,749 $0 $0 $0 Discount on debt  $0 $701 $0 $0 $0 Total Liabilities $342 $5,048 $6,078 $3,854 $11,592 Shareholders' Equity Common stock $1 $1 $1 $1 $1 Additional Paid-in Capital $4,155 $9,542 $18,204 $37,019 $37,019 Retained earnings (deficit) ($4,354) ($10,389) ($21,003) ($14,358) $6,953 Total Shareholders' Equity ($198) ($846) ($2,798) $22,661 $43,973 Total Liabilities and Shareholders' Equity $169 $4,700 $3,280 $26,515 $55,565 Historical and Projected Balance Sheet – United States FINANCIAL PERFORMANCE

(USD in Thousands) 2014A 2015A 2016A 2017E 2018E Cash Flows from Operating Activities Net income / (loss) ($2,186) ($6,035) ($10,614) $6,644 $21,312 Adjustments to Reconcile Net Income to Operating Cash Flows Depreciation and amortization $7 $7 $13 $268 $716 Non-cash interest expense $46 $424 $660 $133 $0 Stock based compensation (A) $1,549 $3,035 $7,565 $0 $0 Change in Operating Assets and Liabilities (Increase) Decrease in: Accounts receivable $0 $0 $0 ($5,001) ($10,835) Inventory $0 $0 ($314) ($5,016) ($11,457) Prepaid expenses ($7) ($6) $60 $379 $0 Other non-current Assets $0 $0 ($100) $988 $0 Increase (Decrease) in: Accounts payable $5 $0 $199 $3,447 $7,638 Accrued liabilities $21 $404 ($273) $100 $100 Deferred revenue ($53) $68 ($68) $0 $0 Net cash generated by (used in) operating activities ($618) ($2,103) ($2,872) $1,942 $7,474 Historical and Projected Operating Cash Flows – United States CASH FLOW FROM OPERATIONS *(A) Not projected for 2017 & 2018

(USD in Thousands) 2014A 2015A 2016A 2017E 2018E Total revenue $0 $0 $0 $8,940 $117,000 Cost of goods sold $0 $0 $0 $6,481 $84,825 Research and development expense $0 $0 $0 $45 $293 Technology consulting expense $0 $0 $4 $68 $120 General and administrative expense $0 $0 $66 $1,677 $7,828 Other expense / (income) $0 $0 $1 $134 $4,787 Net income / (loss) $0 $0 ($71) $535 $19,147 EBITDA           Expense Add-Backs Interest $0 $0 ($0) $0 $0 Depreciation $0 $0 $0 $238 $303 Amortization $0 $0 $0 $0 $0 Taxes $0 $0 $0 $134 $4,787 Total Add-Backs $0 $0 $0 $372 $5,090 EBITDA $0 $0 ($71) $907 $24,237 Historical and Projected Net Income (Loss) – China FINANCIAL PERFORMANCE

(USD in Thousands) ASSETS 2014A 2015A 2016A 2017E 2018E Current Assets Cash and cash equivalents $0 $0 $115 $150 $16,643 Accounts receivable $0 $0 $0 $1,950 $1,950 Inventory $0 $0 $0 $772 $10,098 Prepaid expenses and other current assets $0 $0 $0 $0 $0 Total Current Assets $0 $0 $115 $2,872 $28,691 Property, Plant and Equipment, net $0 $0 $0 $1,992 $2,188 Other Assets $0 $0 $11 $12 $12 Total Assets $0 $0 $126 $4,876 $30,891 LIABILITIES AND SHAREHOLDERS' EQUITY           Current Liabilities Accounts payable $0 $0 $0 $514 $6,732 Accrued expenses and other current labilities $0 $0 $35 $36 $36 Deferred revenue $0 $0 $0 $2,600 $3,250 Total Current Liabilities $0 $0 $35 $3,150 $10,018 Long-term Liabilities Convertible debt $0 $0 $0 $0 $0 Discount on debt  $0 $0 $0 $0 $0 Total Liabilities $0 $0 $0 $0 $0 Shareholders' Equity Common stock $0 $0 $0 $0 $0 Additional Paid-in Capital $0 $0 $162 $1,262 $1,262 Retained earnings (deficit) $0 $0 ($71) $464 $19,611 Total Shareholders' Equity $0 $0 $91 $1,726 $20,873 Total Liabilities and Shareholders' Equity  $0 $0 $126 $4,876 $30,891 Historical and Projected Balance Sheet – China BALANCE SHEET

(USD in Thousands) 2014A 2015A 2016A 2017E 2018E Cash Flows from Operating Activities Net income / (loss) $0 $0 ($71) $535 $19,147 Adjustments to Reconcile Net Income to Operating Cash Flows Depreciation and amortization $0 $0 $0 $238 $303 Non-cash interest expense $0 $0 $0 $0 $0 Change in Operating Assets and Liabilities (Increase) Decrease in: Accounts receivable $0 $0 $0 ($1,950) $0 Inventory $0 $0 $0 ($772) ($9,327) Prepaid expenses and other current assets $0 $0 $0 $0 $0 Increase (Decrease) in: Accounts payable $0 $0 $0 $515 $6,218 Accrued liabilities $0 $0 $35 $0 $0 Deferred revenue $0 $0 $0 $2,600 $650 Net cash generated by (used in) operating activities $0 $0 ($36) $1,166 $16,991 Historical and Projected Operating Cash Flows – China CASH FLOW FROM OPERATIONS